Exhibit 99.1

Target Hospitality Announces First Quarter 2026 Results Highlighting Sustained Momentum and Continued Execution on Strategic Transformation

Announces new multi-year contract expected to generate over $750 million of revenue supporting a vertically integrated AI infrastructure development (“AI Infrastructure Community”)

Supporting over $2.0 billion of multi-year contract awards since February 2025, including approximately $1.8 billion across diversified and high-growth strategic Workforce Hospitality Solutions end markets

THE WOODLANDS, Texas, May 11, 2026 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended March 31, 2026.

Financial Highlights for the quarter ended March 31, 2026

●	Revenue of $72.8 million.
●	Net loss of ($13.0) million.
●	Basic and diluted loss per share of $0.13.
●	Adjusted EBITDA(1) of $9.9 million.
●	Net Cash Provided by Operating Activities of $7.0 million and Discretionary Cash Flow(1) (“DCF”) of $5.8 million.
●	Approximately $150 million of total available liquidity, with a total net leverage ratio of 0.6x as of March 31, 2026.

2026 Operational Achievements and Sustained Momentum on Strategic Growth Initiatives

Since January 2026, Target has announced over $1.4 billion of multi-year contracts in its rapidly expanding Workforce Hospitality Solutions (“WHS”) segment, representing more than 9,000 beds.  These awards reinforce the scale, customer relevance and capital-efficient deployment capabilities of Target Hyper/Scale, while strengthening Target’s exposure to long-duration demand across AI-driven data center and related critical infrastructure development.  Target is well-positioned to capture accelerating demand through disciplined execution on recent contract wins and an expanding growth pipeline.

●	Today announced a 48-month agreement, awarded May 2026, expected to generate more than $750 million of revenue providing workforce accommodations and customized hospitality solutions for approximately 3,370 individuals supporting AI Infrastructure development (“AI Infrastructure Community” or “AI Infrastructure Contract”).
●	In March 2026, announced a $129 million, 1,400-bed, multi-year committed revenue contract supporting large-scale West Texas power generation and hyperscale AI data center development (“West Texas Power Community”).
●	In March 2026, announced a $23 million, 400-bed, multi-year committed revenue contract supporting the development of essential natural gas power generation capacity near Pecos, Texas (“Pecos Power Community”).
●	In April 2026, announced a $550 million, 4,000-bed, multi-year committed revenue contract with a top five hyperscaler supporting their development of a data center campus in North Texas (“Data Center Hub”).
●	Executing on the previously announced data center community expansions, with construction activity on track to be completed, as expected, by June 2026. Once completed, the community will be capable of supporting up to 1,050 individuals (“Data Center Community”).
●	Advanced discussions on multiple potential commercial opportunities to support the accelerating demand for AI-driven infrastructure, and large-scale power generation development.
●	Target Hyper/Scale, focused on highly customizable solutions for the rapidly expanding WHS segment, continues to resonate with prospective customers and supports an active growth pipeline exceeding 20,000 beds of potential opportunities.

TH Q1 2026 Earnings Release

Executive Commentary

“We are entering the next phase of our growth with strong momentum and increasing confidence in our long-term strategy. Since February 2025, we have secured more than $2.0 billion of multi-year contracts, including approximately $1.8 billion within our rapidly expanding WHS segment, meaningfully enhancing revenue visibility, supporting consistent cash flows and driving improved margin contributions.  These wins position Target to further expand its presence across high-value end markets with long-term momentum,” stated Brad Archer, President and Chief Executive Officer.

“Looking ahead, we are focused on executing recent contract wins while advancing our strategic initiatives.  Leveraging our customer-centric, fully integrated platform, we are well positioned to support accelerating investment across data center, power generation, and other critical infrastructure markets.  These capabilities underpin ongoing and advanced discussions across a robust pipeline of potential commercial opportunities.  With a scalable and sustainable Target Hyper/Scale platform and a strong financial profile, we believe Target is uniquely positioned to pursue and execute on an expanding addressable end-market opportunity, deploy capital efficiently, and drive durable long-term value creation,” concluded Mr. Archer.

Financial Results

First Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	March 31, 2026	March 31, 2025
Revenue	$72,781	$69,897
Net loss	$(12,962)	$(6,459)
Loss per share – basic and diluted	$(0.13)	$(0.07)
Adjusted EBITDA(1)	$9,941	$21,571
Average utilized beds	9,468	9,898
Utilization	54%	60%

Revenue was $72.8 million for the three months ended March 31, 2026, compared to $69.9 million for the same period in 2025.

The increase in revenue was primarily driven by new contract awards in the WHS segment and the completion of the ramp-up phases associated with the contract award at the Company’s Dilley, Texas community (“Dilley Contract”), partially offset by the termination of the Pecos Children’s Center Contract (“PCC Contract”) effective February 2025.

Net loss was ($13.0) million for the three months ended March 31, 2026, compared to ($6.5) million for the same period in 2025.

Adjusted EBITDA(1) was $9.9 million for the three months ended March 31, 2026, compared to $21.6 million for the same period in 2025.

The change in net loss and Adjusted EBITDA primarily reflect elevated operating expenses associated with services, mobilization, and construction related activity supporting the rapid expansion of the WHS segment and loss of the higher margin PCC contract in the government segment.

The first quarter of 2026 was a transitional period, reflecting a lower margin profile as legacy higher-margin contracts ended in 2025 and new WHS contracts continued to ramp. As recently awarded WHS contracts commence operations and scale, Target expects meaningful margin improvement over the balance of 2026, supported by strong underlying unit economics.

Capital Management

The Company had approximately $45.5 million of capital expenditures for the three months ended March 31, 2026, primarily related to growth in the Company’s WHS segment.

As of March 31, 2026, the Company had approximately $5 million of cash and cash equivalents and borrowings of approximately $30 million on the Company’s $175 million credit facility, total available liquidity of approximately $150 million, and a total net leverage ratio of 0.6x. The Company remains focused on disciplined capital deployment to support recently announced contract awards, while maintaining strong liquidity and balance sheet flexibility.

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Business Update and Full Year 2026 Outlook

Target continues to expand its presence across strategic end markets supported by long-term demand fundamentals, including AI-driven data center development, critical minerals, and large-scale power generation infrastructure. Since February 2025, Target has secured over $2.0 billion of multi-year contract awards, including approximately $1.8 billion in the Company’s rapidly expanding WHS segment.  In total, these contract awards significantly diversify Target’s contract portfolio, while meaningfully enhancing revenue visibility and business mix.

These sustained WHS end market demand fundamentals supported today’s announcement of the AI Infrastructure Contract, which is expected to generate approximately $750 million of revenue over its 48-month term.  Target will utilize predominately new assets to construct the AI Infrastructure Community, which is expected to result in a net capital investment of approximately $200 to $210 million, with approximately 95% of this capital investment expected to be incurred in 2026.  The Company anticipates completion of the AI Infrastructure Community by mid-2027.

The continued growth in Target’s WHS segment has transformed the business and accelerated Target’s successful pivot towards higher-quality end-market demand with sustained secular growth dynamics.  These accomplishments further validate the Target Hyper/Scale platform and the ability to provide highly customized integrated solutions to meet accelerating customer demand.

These factors are the foundation of an expanding pipeline of potential growth opportunities exceeding 20,000 beds supporting data center and related critical infrastructure development across multi-year cycles. Target Hyper/Scale continues to position the Company as a trusted partner for larger, more complex deployments that require speed-to-market, customization, and the ability to scale with dynamic project schedules across multiple geographies and phases of development.

Target’s vertically integrated operating model—spanning community design, construction, mobilization, and a comprehensive suite of hospitality services—enables rapid execution. This approach delivers tailored, scalable solutions and gives customers a single partner as needs evolve over multi-year timelines. Target’s established presence in project-dense regions adds logistical efficiency and operational leverage, allowing it to ramp multiple awards concurrently and grow with customers’ operational demands.

The Company’s customer-centric model is a key differentiator, with Target employees living and working alongside community residents. Target collaborates closely to design customized solutions, stay flexible as requirements change, and deliver consistent service at scale—supporting repeat wins, expansions, and longer-duration contracts, with compelling unit economics.

With these strong business fundamentals and a durable operating model, Target has established a robust financial profile underpinned by disciplined capital management. Combined with a growing portfolio of high-quality contracts that enhance revenue visibility and generate consistent cash flows, these strengths position the Company to appropriately scale capital resources in support of concurrent community developments.

Target remains focused on executing across its existing contract portfolio while simultaneously pursuing the most active and robust development pipeline in its history. Together, these initiatives support the Company’s ability to capitalize on strong end-market demand fundamentals, accelerate its strategic transformation, and drive long-term value creation, while maintaining capital allocation priorities focused on high-return growth initiatives that further strengthen the contract portfolio and reinforce long-duration revenue visibility supported by stable cash flows.

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Full Year 2026 Financial Outlook:

Driven by meaningful growth in the WHS segment, Target has made significant progress advancing its strategic growth initiatives, strengthening its contract portfolio and improving revenue visibility to support consistent cash flows and enhanced margin contribution. The Company is well-positioned to execute on recent contract awards while advancing the most active and robust development pipeline in its history. This foundation supports the Company’s increased 2026 outlook driven by continued growth in new community activity and the commencement and scaling of recently awarded WHS contracts, including the AI Infrastructure Community.

●	Total revenue between $370 and $380 million
●	Adjusted EBITDA(1) between $75 and $85 million
●	Total Capital Expenditures between $460 and $480 million, excluding acquisitions

Consistent with the Company’s disciplined capital allocation framework, total capital expenditures are focused on supporting contracted growth in the Company’s WHS segment associated with long-duration contracted cash flows, including approximately $330 million to $340 million in net committed capital required to execute the Data Center Hub contract, Data Center Community expansions, AI Infrastructure Community, and other recently announced WHS contract awards.

As recent WHS contract awards come online and scale through 2026, along with the build-out and completion of the Data Center Hub and AI Infrastructure Community in 2027, the Company expects revenue and adjusted EBITDA to build through 2026 and into 2027. Target’s expanding operational scale and strong unit economics are also anticipated to support margin improvement over this period. Together, these factors position the Company to achieve annualized revenue exceeding $680 million and annualized Adjusted EBITDA above $240 million exiting 2027.  This projection assumes annual variable revenue from the Data Center Hub Contract of approximately $30 million, above the committed minimum.

Segment Results – First Quarter 2026

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	March 31, 2026	March 31, 2025
Revenue	$33,057	$36,068
Adjusted gross profit(1)	$8,403	$11,033
Average daily rate (ADR)	$71.52	$70.07
Average utilized beds	5,055	5,653
Utilization	70%	76%

Revenue and adjusted gross profit for the three months ended March 31, 2026, were $33.1 million and $8.4 million, respectively. The year-over-year declines were driven by lower revenue from reduced utilization, partially offset by a decrease in community operating costs.

Target continues to optimize its HFS – South network of communities with a focus on disciplined pricing, cost efficiency and asset utilization, while preserving flexibility to redeploy capacity toward high-return growth opportunities across its broader portfolio.

Workforce Hospitality Solutions

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2026	March 31, 2025
Revenue	$23,620	$5,204
Adjusted gross profit(1)	$9,265	$1,269

Revenue for the three months ended March 31, 2026, was $23.6 million, with adjusted gross profit of $9.3 million.

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The increases were driven by recent WHS contract awards, including the Data Center Community and the West Texas Power Community.  Additionally, the increases were partially attributable to continued progress on the workforce hub contract announced in February 2025 as activity continues to shift from the construction phases into the services phase.

The Company expects margin expansion across this segment in 2026 as the Data Center Community and Data Center Hub contracts ramp, with additional uplift anticipated from other recently announced WHS contracts as these communities scale and benefit from strong unit economics.  Driven by increasing contributions from WHS contract awards, Target expects this segment to be the Company’s largest operating segment for full year 2026.

Target’s growth pipeline is supported by sustained demand across its WHS segment, fueled by ongoing U.S. investment in large-scale technology and power-generation infrastructure. This momentum supports a pipeline of more than 20,000 beds of potential growth opportunities—the most active expansion cycle in the Company’s history—and is expected to drive meaningful segment growth over the coming years.

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2026	March 31, 2025
Revenue	$13,443	$25,717
Adjusted gross profit(1)	$4,955	$19,178

Revenue for the three months ended March 31, 2026, was $13.4 million compared to $25.7 million for the same period in 2025. Adjusted gross profit for the period was $5.0 million compared to $19.2 million for the same period in 2025.

The decreases were primarily driven by the termination of the PCC Contract, partially offset by the Dilley Contract award.

Additionally, in the first quarter of 2026, the Company incurred carrying costs related to assets successfully redeployed from the Government segment to support recently announced WHS contract awards, which compressed adjusted gross profit in the Government segment for the period.

Looking ahead, the Company expects to incur transitional costs related to ongoing network optimization initiatives in the Government segment over the next two quarters, which are expected to temporarily impact segment operating margins.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2026	March 31, 2025
Revenue	$2,661	$2,908
Adjusted gross profit(1)	$(165)	$156

This category of operating segments consists of hospitality services revenue not included in other segments. Revenue for the three months ended March 31, 2026, was $2.7 million compared to $2.9 million for the same period in 2025.

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Conference Call

The Company has scheduled a conference call for May 11, 2026, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the first quarter 2026 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/3NXyVzD

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South, Workforce Hospitality Solutions and Government segments; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects; our ability to achieve margin improvement through the effective servicing of new contracts; natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand  that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to manage credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats, incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets,

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and obligations under existing or future debt agreements, including compliance with financial covenants.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following additional adjustments to EBITDA to exclude certain non-cash items and expense or income items that management believes are not indicative of the Company’s ongoing operating performance:

●	Other expense, net: Other expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment and leased assets, community pre-opening costs incurred during ramp-up periods of new customer contracts, and other immaterial expenses and non-cash items. Community pre-opening costs primarily relate to certain operating costs incurred prior to the community becoming fully operational.
●	Transaction expenses: During 2026, the Company incurred legal, advisory, and audit-related fees associated with the secondary public offering by Arrow Holdings S.à r.l. and MFA Global S.à r.l., entities controlled by investment funds managed by TDR Capital LLP, as well as legal costs related to certain contemplated transactions. During 2025, transaction costs primarily related to legal, advisory and audit-related fees associated with debt related transaction activity related to the 2025 Senior Secured Notes, which were redeemed and paid off on March 25, 2025, and, to a lesser extent, other business development project related transaction activity and remaining costs associated with the Arrow Proposal.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and is expected to continue to be for the foreseeable future, a significant recurring expense and an important component of the Company’s compensation strategy.
●	Other adjustments: Claim settlement and corporate development related costs.

We define Discretionary cash flows as cash flows from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects Net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business.

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We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, EBITDA, Adjusted EBITDA and Discretionary cash flows are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Gross profit, Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to Cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, the measurement of Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believes that Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, lenders, investors and other interested parties as a common performance measure and to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive loss

($ in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2026	2025
	(unaudited)	(unaudited)
Revenue:
Services income	$46,511	$50,107
Specialty rental income	16,576	14,995
Construction fee income	9,694	4,795
Total revenue	72,781	69,897
Costs:
Services and construction costs	46,738	35,768
Specialty rental	3,585	2,493
Depreciation of specialty rental assets	15,575	13,672
Gross profit	6,883	17,964
Selling, general and administrative	14,557	14,805
Other depreciation and amortization	4,021	3,973
Other expense, net	2,628	262
Operating loss	(14,323)	(1,076)
Loss on extinguishment of debt	—	2,370
Interest expense, net	892	4,329
Loss before income tax	(15,215)	(7,775)
Income tax benefit	(2,253)	(1,316)
Net loss	(12,962)	(6,459)
Less: Net income (loss) attributable to the noncontrolling interest	(43)	2
Net loss attributable to Target Hospitality Corp. common stockholders	(12,919)	(6,461)

Other comprehensive loss
Foreign currency translation	(26)	(4)
Comprehensive loss	$(12,988)	$(6,463)

Weighted average number shares outstanding - basic and diluted	99,930,789	99,111,940

Net loss per share attributable to Target Hospitality Corp. common stockholders - basic and diluted	$(0.13)	$(0.07)

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$5,461	$8,348
Accounts receivable, less allowance for credit losses	45,634	56,200
Other current assets	7,511	8,790
Total current assets	58,606	73,338

Specialty rental assets, net	354,685	332,406
Goodwill and other intangibles, net	77,007	80,370
Other non-current assets	49,242	44,091
Total assets	$539,540	$530,205

Liabilities
Accounts payable	$33,041	$44,393
Deferred revenue and customer deposits	10,985	9,282
Other current liabilities	25,200	30,368
Total current liabilities	69,226	84,043

Long-term debt	30,000	—
Other non-current liabilities	63,692	57,102
Total liabilities	162,918	141,145

Stockholders' equity
Common stock and other stockholders' equity	94,584	93,998
Accumulated earnings	282,340	295,259
Total stockholders' equity attributable to Target Hospitality Corp. stockholders	376,924	389,257
Noncontrolling interest in consolidated subsidiaries	(302)	(197)
Total stockholders' equity	376,622	389,060
Total liabilities and stockholders' equity	$539,540	$530,205

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Cash and cash equivalents - beginning of period	$8,348	$190,668

Cash flows from operating activities
Net loss	(12,962)	(6,459)
Adjustments:
Depreciation	16,233	14,282
Amortization of intangible assets	3,363	3,363
Other non-cash items	1,871	5,388
Changes in operating assets and liabilities	(1,465)	(12,635)
Net cash provided by operating activities	$7,040	$3,939

Cash flows from investing activities
Purchases of specialty rental assets	(32,594)	(16,590)
Proceeds from the sale of property, plant and equipment	275	-
Purchase of property, plant, and equipment	(176)	(615)
Other investing activities	(6,860)	-
Net cash used in investing activities	$(39,355)	$(17,205)

Cash flows from financing activities
Other financing activities	29,432	(142,937)
Net cash provided by (used in) financing activities	$29,432	$(142,937)

Effect of exchange rate changes on cash and cash equivalents	(4)	3

Change in cash and cash equivalents	(2,887)	(156,200)

Cash and cash equivalents - end of period	$5,461	$34,468

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Gross Profit	$6,883	$17,964

Adjustments:
Depreciation of specialty rental assets	15,575	13,672
Adjusted gross profit	$22,458	$31,636

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Net loss	$(12,962)	$(6,459)
Income tax benefit	(2,253)	(1,316)
Interest expense, net	892	4,329
Loss on extinguishment of debt	—	2,370
Other depreciation and amortization	4,021	3,973
Depreciation of specialty rental assets	15,575	13,672
EBITDA	$5,273	$16,569

Adjustments
Other expense, net	2,628	262
Transaction expenses	332	2,830
Stock-based compensation	1,658	1,716
Other adjustments	50	194
Adjusted EBITDA	$9,941	$21,571

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Net cash provided by operating activities	$7,040	$3,939
Less: Maintenance capital expenditures for specialty rental assets	(1,249)	(3,995)
Discretionary cash flows	$5,791	$(56)

Purchase of specialty rental assets	(32,594)	(16,590)
Purchase of property, plant and equipment	(176)	(615)
Other investing activities	(6,860)	—
Proceeds from the sale of property, plant and equipment	275	—
Net cash used in investing activities	$(39,355)	$(17,205)

Principal payments on finance and finance lease obligations	(511)	(509)
Principal payments on borrowings from ABL Facility	(18,600)	(34,100)
Proceeds from borrowings on ABL Facility	48,600	75,000
Repayment of 2025 Senior Secured Notes	—	(181,446)
Distribution paid to noncontrolling interest	(57)	(68)
Payment of debt extinguishment premium costs	—	(1,814)
Net cash provided by (used in) financing activities	$29,432	$(142,937)

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